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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

Registrant - Equifax Inc. (a Georgia corporation).

The Registrant owns, directly or indirectly, 100% of the stock of the following subsidiaries as of February 2002 (all of which are included in the consolidated financial statements):

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
                                                                                         State or
                                                                                        Country of
Name of Subsidiary                                                                     Incorporation
------------------                                                                     -------------
511759 N.B. Inc./(4)/                                                                  New Brunswick

3032423 Nova Scotia Company/(15)(23)/                                                   Nova Scotia

3651754 Canada Inc./(16)/                                                                 Canada

AIF Srl/(22)/                                                                              Italy

Acrofax Inc.                                                                              Quebec

Brentorian Ltd./(12)/                                                                 United Kingdom

CBI Ventures, Inc./(1)/                                                                   Georgia

Clearing de Informes S.A./(13)/                                                           Uruguay

Compliance Data Center, Inc.                                                              Georgia

Computer Ventures, Inc./(1)/                                                             Delaware

Credence, Inc.                                                                            Georgia

Credit Northwest Corporation/(1)/                                                       Washington

Dicom S.A./(14)/                                                                           Chile

Equifax Canada Inc./(2)/                                                                  Canada

Equifax City Directory Canada Inc./(4)/                                                New Brunswick

Equifax City Directory, Inc.                                                              Georgia

Equifax Commercial Services Ltd./(5)/                                                     Ireland

Equifax Consumer Services, Inc.                                                           Georgia

Equifax de Chile, S.A./(13)/                                                               Chile

Equifax Decision Solutions, Inc.                                                          Arizona

Equifax Decision Systems, B.V.                                                        The Netherlands

Equifax de Mexico Sociedad de Informacion Crediticia, S.A./(19)(20)/                      Mexico

Equifax do Brasil Holdings Ltda./(13)/                                                    Brazil

Equifax Direct Marketing Solutions, Inc.                                                  Georgia

Equifax Europe LLC                                                                        Georgia

Equifax Europe (U.K.) Ltd.(8)                                                         United Kingdom

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
Equifax Financial Services/(16)(25)/                                                      Ontario

Equifax Finance (1), Inc./(1)/                                                            Georgia

Equifax Finance (2), Inc./(1)/                                                            Georgia

Equifax Global Online Inc.                                                                Georgia

Equifax Healthcare Information Services, Inc.                                             Georgia

Equifax Holdings (Mexico) Inc.                                                            Georgia

Equifax Information Services LLC                                                          Georgia

Equifax Information Technology, Inc.                                                      Georgia

Equifax Investment (South America) LLC/(13)/                                              Georgia

Equifax Investments (Mexico) Inc.                                                         Georgia

Equifax Investments (U.S.) Inc.                                                           Georgia

Equifax (Isle of Man) Ltd./(5)/                                                          Isle of Man

Equifax Italy Holdings, Srl/(17)(18)/                                                      Italy

Equifax Italy, Srl/(21)/                                                                   Italy

Equifax Luxembourg (No. 2) S.A.R.L.                                                     Luxembourg

Equifax Luxembourg S.A.                                                                 Luxembourg

Equifax Peru S.r.l./(13)/                                                                  Peru

Equifx Plc/(5)(24)/                                                                       England

Equifax Properties, Inc.                                                                  Georgia

Equifax Real Estate Mortgage Solutions, LLC/(1)/                                          Georgia

Equifax Secure, Inc.                                                                      Georgia

Equifax Secure U.K. Ltd./(6)/                                                         United Kingdom

Equifax South America, Inc.                                                               Georgia

Equifax U.K. Finance Ltd./(18)/                                                           England

Equifax U.K. Finance (No. 2)/(17)/                                                        England

Equifax Ventures, Inc.                                                                    Georgia

Global Scan Ltd./(9)/                                                                     England

Global Scan Investments Ltd./(10)/                                                    United Kingdom

HISI California LLC                                                                     California

H.P. Information Plc/(11)/                                                            United Kingdom

Infocheck On-line Ltd./(9)/                                                           United Kingdom

Infolink Decision Services Ltd./(11)/                                                 United Kingdom

Infolink Ltd./(11)/                                                                       England

Light Signatures, Inc.                                                                  California

Propago S.A./(14)/                                                                         Chile

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Prospects Unlimited Canada Inc./(4)/                             New Brunswick

Prospects Unlimited Inc./(4)/                                    New Brunswick

SEK S.r.l./(22)/                                                    Italy

The Database Company Ltd./(7)/                                     Ireland

The Infocheck Group Ltd./(8)/                                      England

UAPT-Infolink Plc/(8)/                                         United Kingdom

Verdad Informatica de Costa Rica, S.A./(3)/                      Costa Rica

Registrant's subsidiary Equifax Europe LLC owns 60.244444% of the stock of Equifax Iberica, S.L. (Spain), which owns 95% of the stock of ASNEF/Equifax Servicios de Informacion Sobre Solvencia y Credito S.L. (Spain); 100% of the stock of Dicodi, S.A. (Spain); 100% of the stock of Informacion Tecnica Del Credito S.L. (Spain); and 54.622% of the stock of Credinformacoes, Informacoes de Credito, LDA (Portugal), along with Equifax Decision Systems, B.V., wholly-owned subsidiary of Equifax Inc., which owns 25%.

Registrant's subsidiary Equifax South America, Inc. owns 79% of the stock of Organizacion Veraz, S.A. (Argentina)

Registrant's subsidiary Equifax Europe LLC owns 49% of the stock of Precision Marketing Information Ltd. (Ireland).

Registrant's subsidiary Equifax South America, Inc. owns 100% of the stock of Equifax do Brasil Holdings Ltda., which owns 80% of the stock of Equifax do Brasil Ltda (Brazil) and 100% of the stock of Equifax de Chile, S.A., which owns 100% of the stock of Dicom S.A., which owns 49% of the stock of Dicom of CentroAmerica (El Salvador), along with Equifax South America, Inc., wholly-owned subsidiary of Equifax Inc., which owns 2%, and 35% of the stock of InfoCorp S.A. (Peru), along with Equifax Peru S.r.l., wholly-owned subsidiary of Equifax South America, Inc., which owns 16%.

Registrant's subsidiary Equifax Information Services LLC owns 60% of FT/E Mortgage Soltuions, LLC (Delaware) and 100% of Equifax Real Estate Mortgage Solutions, LLC (Georgia) which owns 59.4% of Total Credit Services, L.P. (Delaware)

/(1)/Subsidiary of Equifax Information Services LLC
/(2)/Subsidiary of Acrofax Inc.
/(3)/Subsidiary of Equifax Direct Marketing Solutions, Inc.
/(4)/Subsidiary of Equifax Canada Inc.
/(5)/Subsidiary of Equifax Europe LLC
/(6)/Subsidiary of Equifax Secure, Inc.
/(7)/Subsidiary of Equifax Commercial Services Ltd.
/(8)/Subsidiary of Equifax Plc
/(9)/Subsidiary of The Infocheck Group Ltd.
/(10)/Subsidiary of Global Scan Ltd.
/(11)/Subsidiary of UAPT-Infolink Plc
/(12)/Subsidiary of Infolink Ltd.
/(13)/Subsidiary of Equifax South America, Inc.

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/(14)/Subsidiary of Equifax de Chile, S.A.
/(15)/Subsidiary of Equifax Finance (1), Inc.
/(16)/Subsidiary of 3032423 Nova Scotia Company
/(17)/Subsidiary of Equifax Luxembourg (No. 2) S.A.R.L.
/(18)/Subsidiary of Equifax Luxembourg S.A.
/(19)/Subsidiary of Equifax Holdings (Mexico) Inc.
/(20)/Subsidiary of Equifax Investments (Mexico) Inc.
/(21)/Subsidiary of Equifax Italy Holdings, Srl.
/(22)/Subsidiary of Equifax Italy, Srl.
/(23)/Subsidiary of Equifax Finance (2), Inc.
/(24)/Subsidiary of Equifax (Isle of Man) Ltd.
/(25)/Subsidiary of 3651754 Canada Inc.